SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]	Preliminary Proxy Statement
[_]	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)
[x]	Definitive Proxy Statement
[_]	Definitive Additional Materials
[_]	Soliciting Material Pursuant to Rule 14a-12

CLICK COMMERCE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]	No fee required

[_]	Fee computed on table below per exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[_]	Fee paid previously with preliminary materials.

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

CLICK COMMERCE, INC.
200 East Randolph Drive
Suite 4900
Chicago, Illinois 60601
(312) 482-9006

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 16, 2001

     Notice is hereby given that the 2001 Annual Meeting of Shareholders (the ‘‘Annual Meeting’’) of Click Commerce, Inc. (the ‘‘Company’’) will be held on May 16, 2001 at the Mid-America Club, 200 East Randolph Drive, Chicago, Illinois at 9:00 a.m. Central Daylight Time, for the following purposes:

1.	To elect Class I directors to a three year term;
2.	To ratify the appointment of KPMG LLP as the Company’s independent auditors for the 2001 fiscal year; and
3.	To consider such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The Board of Directors of the Company (the ‘‘Board’’) has fixed the close of business on April 2, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

                           By order of the Board of Directors

/s/   David S. Stone

David S. Stone
Secretary

All shareholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage pre-paid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 16, 2001

Information Concerning Solicitation and Voting

General

     The enclosed proxy is solicited on behalf of the Board of Directors (the ‘‘Board’’) of Click Commerce, Inc., a Delaware corporation (the ‘‘Company’’), for use at the 2001 Annual Meeting of Shareholders to be held on May 16, 2001 (the ‘‘Annual Meeting’’) at 9:00 a.m., Central Daylight Time, or any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Mid-America Club, 200 East Randolph Drive, Chicago, Illinois. This proxy statement and accompanying proxy card were mailed on or about April 23, 2001 to all shareholders entitled to vote at the Annual Meeting.

Solicitation of Proxies

     The cost of solicitation of proxies in the form enclosed herewith will be paid by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. Brokers and other nominees who held common stock of the Company at the close of business on April 2, 2001 (the ‘‘Record Date’’) will be asked to contact the beneficial owners of the shares which they hold to send proxy materials to and obtain proxies from such beneficial owners.

Voting Rights and Outstanding Shares

     Only holders of record of the Company’s Common Stock, par value $.001 per share (the ‘‘Common Stock’’) at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 38,416,067 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. The presence in person or by proxy of shareholders entitled to cast a majority of all of the votes entitled to be cast at the Annual Meeting, including shares represented by proxies that reflect abstentions, shall constitute a quorum. Abstentions and broker non-votes are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. In the election for the Class I directors, the three nominees receiving the highest number of ‘‘FOR’’ votes will be elected to the Board. All other proposals require the affirmative ‘‘FOR’’ vote of a majority of those shares present and entitled to vote. An abstention as to any matter, when passage required the vote of a majority of the votes entitled to be cast at the Annual Meeting, will have the effect of a vote ‘‘AGAINST.’’ Broker non-votes (i.e. where a broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter) will not be considered as they are not entitled to vote, and will not be counted for any purpose in determining whether a matter has been approved.

     If there is not a quorum at the Annual Meeting, the shareholders entitled to vote at the Annual Meeting, whether present in person or represented by proxy, shall only have the power to adjourn the Annual Meeting until such time as there is a quorum. The Annual Meeting may be reconvened without notice to shareholders, other than an announcement at the prior adjournment of the Annual Meeting, within 30 days after the Record Date, and a quorum must be present at such reconvened meeting.

     Representatives of Computershare Investor Services LLC, the Company’s transfer agent, will tabulate the votes and act as the inspector of the election at the Annual Meeting.

     If a proxy in the form enclosed is duly executed, dated and returned, and it has not been revoked in accordance with the instructions set forth therein, the shares of Common Stock represented thereby will be voted by Michael W. Ferro, Jr. and Rebecca S. Maskey, the Board’s proxy agents for the Annual Meeting, in accordance with the specifications made thereon by the shareholder. If no such specifications are made, such proxy will be voted (i) for the election of the three nominees for director to the Board for terms expiring in 2004; (ii) ratification of the appointment of KPMG LLP as the Company’s independent auditors; and (iii) at the discretion of Mr. Ferro and Ms. Maskey, with respect to such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. If for any unforeseen reason, any of the Company’s nominees is not available as a candidate for director, the two proxy holders will vote the shareholder proxies for such other candidate or candidates as may be nominated by the Board. Any proxy solicited hereby may be revoked by the person or persons giving it at any time before it has been exercised at the Annual Meeting by giving notice of revocation to the Company in writing at the meeting. The Company requests that all such written notices of revocation to the Company be addressed to Rebecca S. Maskey, Click Commerce, Inc., 200 East Randolph Drive, Suite 4900, Chicago, Illinois 60601.

BOARD STRUCTURE AND COMPENSATION

     The Board is divided into three classes serving staggered three-year terms. The Board has nine directors and the following four committees: (1) Audit, (2) Human Resources and Compensation, (3) Governance and (4) Executive. Committee membership during the 2000 fiscal year and the function of each committee are described below. During the 2000 fiscal year, the Board held five meetings and took one action by written consent. During the 2000 fiscal year, the Audit Committee held three meetings and the Executive Committee held one meeting. No meetings were held by the Governance Committee or the Human Resources and Compensation Committee during the 2000 fiscal year. Each director attended at least 75% of all Board meetings and applicable committee meetings, except for Manuel A. Fernandez, who resigned from the Board on April 16, 2001. Mr. John F. Sandner was elected to the Board on April 16, 2001 to fill the vacancy created by the resignation of Mr. Fernandez.

	Audit Committee	Human Resources and Compensation Committee	Governance Committee	Executive Committee

Non-Employee Directors:
Manuel A. Fernandez(1)		*
Gregg G. Hartemayer(2)		X
Emmanuel A. Kampouris	X			X
Dr. Michael Hammer			X	X
Peter N. Larson	X		*
Jerry Murdock		X
John F. Sandner(3)	X
Leslie D. Shroyer		X	X	X
Edwina D. Woodbury	*
Employee Director:
Michael W. Ferro, Jr.				*

X = Committee member; * = Chairperson
(1) Resigned on April 16, 2001.
(2) Appointed to the Human Resources and Compensation Committee on April 2, 2001.
(3) Elected to the Board on April 16, 2001.

Audit Committee

     The Audit Committee of the Board (the ‘‘Audit Committee’’) is responsible for review of the Company’s auditing, accounting, financial reporting and internal control functions and for the selection of the Company’s independent auditors. In addition, the Audit Committee is expected to monitor the quality of the Company’s accounting principles and financial reporting, as well as the independence of, and the non-audit services provided by, the Company’s independent auditors. In discharging its duties, the Audit Committee is expected to:

  review and approve the scope of the annual audit and the independent auditors’ fees;
  meet independently with the Company’s independent auditors and senior management;
  review the general scope of the Company’s accounting, financial reporting, annual audit and internal audit programs, matters relating to internal control systems and results of the annual audit; and
  review disclosures from the Company’s independent auditors regarding Independence Standards Board Standard No. 1.

Human Resources and Compensation Committee

     The Human Resources and Compensation Committee of the Board (the ‘‘Compensation Committee’’) determines, approves and reports to the Board on all elements of compensation for the Company’s elected officers, including total cash compensation and long-term equity based incentives.

Governance Committee

     The Governance Committee of the Board (the ‘‘Governance Committee’’) is responsible for proposing a slate of directors for appointment by the Company’s shareholders at each annual meeting and candidates to fill any vacancies on the Board and other matters relating to the composition of the Board. It is also responsible for addressing the Board’s internal governance issues and other matters concerning the functioning of the Board. The Company will consider nominees for the Board recommended by security holders only if such nominations are submitted in accordance with the Company’s Bylaws and applicable securities laws.

Executive Committee

     The Executive Committee of the Board (the ‘‘Executive Committee’’) meets or takes written action when the Board is not otherwise meeting or able to obtain a quorum for a meeting of the Board. The Executive Committee has full authority to act on behalf of the Board, except that it cannot take any action which requires the approval of a majority of the members of the Board or take any other action not permitted under Delaware law to be delegated to a committee.

DIRECTOR COMPENSATION ARRANGEMENTS AND STOCK OWNERSHIP GUIDELINES

     Directors who are employed by the Company do not receive any compensation for their Board activities. Each of the non-employee directors of the Company was granted, as of the initial public offering, an option to purchase 10,000 shares of Common Stock at the initial public offering price of $10.00 per share and a stock award of 2,500 shares of Common Stock, equal to $25,000 in value based upon the initial public offering price. In addition, Ms. Woodbury received an award of an additional 1,000 shares as the chairperson of the Audit Committee and Messrs. Fernandez and Larson each received an additional 500 shares for serving as the chairperson of the Compensation Committee and the Governance Committee, respectively. All of the foregoing stock options and stock awards were made pursuant to the Click Commerce, Inc. Directors’ Stock Option and Stock Award Plan. All of the directors elected to defer receipt of their stock awards.

     At each annual meeting of shareholders, non-employee directors are automatically granted an option to purchase 10,000 shares of the Company’s Common Stock. Individuals who become directors at times other than the date of the annual meeting of the shareholders are automatically granted an option for the number of shares of Common Stock equal to 10,000 times a fraction, the numerator of which is the number of days the individual will serve until the next annual meeting and the denominator of which is 365. The option exercise price of these automatic grants will be equal to the fair market value on the automatic grant date. Such options are not exercisable for six months and expire at the earlier of (1) termination of the director for cause, (2) one year after death, and (3) ten years from the date of grant. Non-employee directors of the Company also receive an automatic grant each year of shares of the Company’s Common Stock equal in value to $25,000 based on the fair market value of the Common Stock on the date of grant. A non-employee director who serves as the chairperson of the Audit Committee will also receive an additional automatic grant each year of shares of the Company’s Common Stock equal in value to $10,000, based on the fair market value of the Common Stock on the date of the grant. Non-employee directors who serve as the chairperson of the Compensation Committee and the Governance Committee each receive an additional automatic grant each year of shares of the Company’s Common Stock equal in value to $5,000, based on the fair market value of the Common Stock on the date of the grant. Directors who make an effective election may defer receipt for all or a portion of these shares of Common Stock. All directors are also reimbursed for their reasonable out-of-pocket expenses incurred while serving on the Board or any committees.

     Michael W. Ferro, Jr. and Jerry Murdock served as directors for the entire 2000 fiscal year. Manuel A. Fernandez, Peter N. Larson, Dr. Michael Hammer, Emmanuel A. Kampouris and Leslie D. Shroyer all joined the Company’s Board on February 14, 2000, and Gregg G. Hartemayer and Edwina D. Woodbury joined the Company’s Board on March 31, 2000. John F. Sandner was elected to the Company’s Board on April 16, 2001 to fill the vacancy created by Mr. Fernandez’ resignation.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1

ELECTION OF CLASS I DIRECTORS

     The Company’s Board is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of shareholders held in the year in which the term for their class expires.

     The term for three directors will expire at this 2001 annual meeting. Directors elected at the 2001 annual meeting will hold office for a three-year term expiring at the annual meeting in 2004 (or until their respective successors are elected and qualified, or until their earlier death, resignation or removal). All of the nominees are currently directors of the Company and all have consented to serve as directors of the Company if elected. There are no family relationships among the Company’s executive officers and directors.

Class I Directors—Nominees For a Three-Year Term That Will Expire In 2004:

     Peter N. Larson has served as a director since February 2000. From 1995 until his retirement in June, 2000, Mr. Larson served as the Chairman and Chief Executive Officer of Brunswick Corporation, a manufacturer of consumer products for active recreation. From 1991 to 1995, Mr. Larson was worldwide chairman of Johnson & Johnson’s Consumer and Personal Care Group and a member of the Johnson & Johnson board of directors and executive committee. Johnson & Johnson manufactures and sells a broad range of products in the health care field. Mr. Larson also serves as a director of CIGNA Corporation, an employee benefits company; Compaq Computer Corporation, a designer, developer, manufacturer and marketer of hardware, software and services; Jurisearch, Inc., an Internet-based legal research company; and the New York Stock Exchange. Mr. Larson is the chair of the International Relations Committee of the U.S. Olympic Committee. Mr. Larson is 61 years old.

     Leslie D. Shroyer has served as a director since February 2000. From October 1997 through January 2000, Mr. Shroyer served as Senior Vice President and Chief Information Officer of Motorola, Inc., a provider of integrated communications systems and embedded electronic systems. From 1994 to 1997, Mr. Shroyer served as corporate vice president and general manager of the Wireless Data Systems division and the Internet Software Products division of Motorola, Inc. Mr. Shroyer is also a director of Airnet Communications Corp., a provider of wireless internet access, and WarrantyCheck.com, Inc., a provider of XML documentation services. Mr. Shroyer is 56 years old.

     Edwina D. Woodbury has served as a director since March 2000. Since July 1999, Ms. Woodbury has served as President of The Chapel Hill Press, Inc., a specialty publishing concern. From July 1997 to December

1998, Ms. Woodbury served as executive vice president of Global Business Process Redesign of Avon Products, Inc., the world’s largest direct seller of beauty and related products. In 1993, Ms. Woodbury was named senior vice president and chief financial officer of Avon and in 1996, she assumed additional responsibilities as chief financial and administrative officer. Ms. Woodbury also serves on the board of directors of the RadioShack Corporation, a retailer of consumer electronics. Ms. Woodbury is 49 years old.

     THE BOARD RECOMMENDS A VOTE ‘‘FOR’’ THE ELECTION OF EACH OF THE FOREGOING NOMINEES TO THE BOARD AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED ‘‘FOR’’ THE ELECTION OF EACH OF THE NOMINATED DIRECTORS UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

     The Company’s directors listed below are not up for election this year and will continue in office for the remainder of their terms or earlier in accordance with the Company’s Bylaws.

Class II Directors—Directors Whose Terms Will Expire In 2002:

     Gregg G. Hartemayer has served as a director since March 2000. Since 1998, Mr. Hartemayer has been a Global Managing Partner of Accenture, LLP, a worldwide consulting firm. Mr. Hartemayer was a managing partner in Accenture’s Consumer Products Group from 1996 to 1998 and a managing partner in St. Louis and Kansas City from 1991 to 1995. Mr. Hartemayer has been a partner with Accenture since 1986. Mr. Hartemayer joined Accenture in 1976. Mr. Hartemayer is 48 years old.

     Jerry Murdock has served as a director since June 1999. Mr. Murdock is a partner of Insight Venture Associates III, L.L.C., a private equity investment firm, which he co-founded in 1995 and a managing director of Insight Capital Partners. In 1987, Mr. Murdock founded the Aspen Technology Group, a technology consulting firm. From 1989 to 1996, Mr. Murdock, as the managing general partner of the Aspen Technology Group, was retained by Warburg Pincus, a global private equity investment firm. Mr. Murdock also serves as a director of Quest Software, a company that delivers information and application availability products that enable performance and reliability of e-business, packaged and custom applications. Mr. Murdock is 42 years old.

     John F. Sandner has served as a director since April 16, 2001. Mr. Sandner has served as the Chairman and Chief Executive Officer of FreeDrive, Inc., a provider of Internet-based storage applications since 1999. From 1980 through 1997, Mr. Sandner served as chairman of the board of directors of the Chicago Mercantile Exchange (‘‘CME’’) and has been Special Policy Advisor to the board of the CME since 1998. Mr. Sandner has been chief executive officer of RBH Financial Services, a clearing firm of the CME, for 15 years. Mr. Sandner is a director of colleges.com, an Internet-based provider of college and university specific information, financial aid and e-commerce. Mr. Sandner is also a director of the National Futures Association, the World Trade Center of Chicago and the Economic Club of Chicago. Mr. Sandner serves on the President’s Export Council, the premier National Advisor Council advising the President on international trade. Mr. Sandner is a trustee of the University of Notre Dame, Rush-Presbyterian-St. Luke’s Medical Center and the Lyric Opera of Chicago. Mr. Sandner is 59 years old.

Class III Directors—Directors Whose Terms Will Expire In 2003:

     Michael W. Ferro, Jr. began to develop the product underlying the Company in 1994, founded the Company in 1996 and has served as Chief Executive Officer and Chairman of the Board of Directors since the Company’s inception. Prior to founding the Company, Mr. Ferro founded Chem-Roof, a provider of chemical treatment to cedar roofs, in 1988. Mr. Ferro also served as president of the Earthwood Care division of Pettibone Corporation, a multinational equipment manufacturer, from 1992 to 1994 after the sale of Chem-Roof to Pettibone in 1992. Mr. Ferro is also the founder and chairman of the board of directors of WarrantyCheck.com, Inc. Mr. Ferro is 34 years old.

     Dr. Michael Hammer has served as a director since February 2000. Dr. Hammer founded Hammer and Company, Inc., a business consulting and education company, in 1982 and currently serves as President. Dr. Hammer was formerly an associate professor in the department of electrical engineering and computer science at the Massachusetts Institute of Technology. Dr. Hammer is 52 years old.

     Emmanuel A. Kampouris has served as a director since February 2000. From 1989 until his retirement in 1999, Mr. Kampouris served as the President and Chief Executive Officer of American Standard Companies Inc., a provider of air conditioning, bathroom and kitchen fixtures, automotive braking and control systems and medical diagnostic products. He also served as chairman of American Standard Companies, Inc.’s board from 1993 until 1999. Mr. Kampouris serves on the board of the U.S. Chamber of Commerce. He also serves as a director of Horizon Blue Cross and Blue Shield, a provider of healthcare coverage, the National Endowment for Democracy, the Oxford University Council for the School of Management Studies, the American Chamber of Commerce, the Eisenhower Exchange Fellowship, the Council of Foreign Diplomacy, and the Hudson Institute. Mr. Kampouris is 66 years old.

EXECUTIVE OFFICERS

     The following sets forth the name, age and position of each of the Company’s non-director executive officers, as of March 31, 2001.

     Randy A. Gray has served as the Company’s Chief Operating Officer and Managing Director since April 2001. From March 2000 through March 2001, Mr. Gray served as the Company’s Executive Vice President of Business Development and Strategy. Prior to joining the Company, Mr. Gray served as President of Mercury Precision Global Parts and Accessories, a division of Mercury Marine and part of the Brunswick Corporation, from 1998 to 2000. The Brunswick Corporation manufactures consumer products for active recreation. From 1993 to 1998, Mr. Gray served as a Vice President and Managing Director for Europe, Africa and Middle East operations at Mercury Marine. Prior to his employment with Mercury Marine, Mr. Gray worked for Pettibone Corporation, IH Corporation, a manufacturer of transportation vehicles and provider of financial services, and Marathon Oil Company, an oil refiner and distributor. Mr. Gray is 53 years old.

     Robert J. Markese has served as President of the Company since November 1999 after serving as Executive Vice President since June 1999. Prior to joining the Company, Mr. Markese served as President of North American operations for Systems Software Associates, an international provider of enterprise resource planning (‘‘ERP’’) software and services from April 1998. From 1991 to April 1998, Mr. Markese served in various positions with Systems Software Associates. Prior to his employment with Systems Software Associates, Mr. Markese worked for XL/Datacomp and Xerox Computer Services. Mr. Markese is 48 years old.

     Rebecca S. Maskey has served as the Company’s Executive Vice President, Chief Financial Officer and Treasurer since March 2000. From September 1999 to March 2000, Ms. Maskey served as the Company’s Chief Financial Officer, Treasurer and Senior Vice President. From 1997 to 1998, Ms. Maskey served as Controller and Treasurer for Cowles Media Company, a publishing and information services company. From 1993 to 1997, Ms. Maskey served as Senior Vice President of Finance for Playboy Enterprises, Inc., an international media and entertainment company. Ms. Maskey is 52 years old.

     Patricia Plante has served as Senior Vice President of Professional Services for the Company since December 2000. From February 2000 to December 2000, Ms. Plante served as the Company’s Senior Vice President of Products and Services. From November 1999 to February 2000, Ms. Plante served as the Company’s Senior Vice President of Research and Development. Prior to joining the Company, Ms. Plante served as a Director of Systems and Development for Sea-Land Service, Inc., a provider of global shipping, from 1995 to 1999.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT AUDITORS

     The Board, upon the recommendation of the Audit Committee, has appointed KPMG LLP as the Company’s independent auditors to audit its consolidated financial statements for the year ending December 31, 2001, subject to ratification of the appointment by the Company’s shareholders. During the 2000 fiscal year, KPMG LLP served as the Company’s independent auditors and also provided certain tax and other consulting services. The Company has been advised by KPMG LLP that neither it nor any of its members has any direct or indirect financial interest in the Company.

     Although the Company is not required to seek shareholder approval of this appointment, the Board believes it to be sound corporate practice to do so. If the appointment is not ratified, the Audit Committee will investigate the reasons for shareholder rejection and the Board will reconsider the appointment. Representatives of KPMG LLP are expected to attend the Annual Meeting where they will be available to respond to questions and, if they desire, to make a statement.

     The Company’s financial statements for the year ended December 31, 1998 were previously audited by PricewaterhouseCoopers LLP, independent accountants. The Company made the determination to change accountants to KPMG LLP in connection with its decision to offer shares of its common stock to the public. The decision to change accountants was approved by the Company’s Board. PricewaterhouseCoopers LLP and the Company mutually agreed to terminate its relationship on December 10, 1999. PricewaterhouseCoopers LLP’s report on the Company’s financial statements for the fiscal year ended December 31, 1998 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements at any time between the Company and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     THE COMPANY’S BOARD RECOMMENDS A VOTE ‘‘FOR’’ THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITORS AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED ‘‘FOR’’ THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITORS UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of April 2, 2001, concerning:

  beneficial ownership of the Company’s Common Stock by Michael W. Ferro, Jr., Jerry Murdock and entities affiliated with Insight Capital Partners, Compaq Computer Corporation and Capital Group International, Inc. and its subsidiaries, the only beneficial owners of 5% or more of the Company’s Common Stock;
  beneficial ownership of the Company’s Common Stock by all directors and executive officers named in the Summary Compensation Table herein; and
  beneficial ownership of the Company’s Common Stock by all directors and executive officers as a group.

     The number of shares beneficially owned by each entity, person, director or executive officer is determined under the rules of the Securities and Exchange Commission (‘‘SEC’’), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the right to acquire as of June 1, 2001, 60 days after the record date of April 2, 2001, through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such powers with his or her spouse, or dependent children within his or her household with respect to the shares set forth in the following table. Unless otherwise indicated, the address for all executive officers and directors is c/o Click Commerce, Inc., 200 East Randolph Drive, Suite 4900, Chicago, Illinois 60601.

BENEFICIAL OWNERSHIP TABLE

Name of Beneficial Owner	Shares of Common Stock	Shares Upon Exercise of Stock Options or Warrants	Total	Percent of Class

Michael W. Ferro, Jr.(1)	14,622,321	—	14,622,321	38.1%
Robert J. Markese	—	380,000	380,000	*
Peter N. Larson	88,000	10,000	98,000	*
Emmanuel A. Kampouris	174,429	10,000	184,429	*
Jerry Murdock(2)	7,178,073	10,000	7,188,073	18.7%
Entities affiliated with Insight Capital Partners
527 Madison Ave., 10th Floor
New York, New York 10022
Manuel A. Fernandez(3)	550,227	10,000	560,227	1.5%
Dr. Michael Hammer(4)	197,476	10,000	207,476	*
John F. Sandner	9,000	—	9,000	*
Leslie D. Shroyer	43,095	20,000	63,095	*
Edwina D. Woodbury	2,500	10,000	12,500	*
Gregg G. Hartemayer(5)	820,226	91,822	912,048	2.4%
Randy A. Gray	28,571	250,000	278,571	*
Rebecca S. Maskey	—	90,000	90,000	*
Patricia Plante	25,000	6,250	31,250	*
Compaq Computer Corporation(6)	4,347,828	—	4,347,828	11.3%
40 Old Bolton Road
Stow, Massachusetts 01775
Capital Group International, Inc.(7)	1,999,300	—	1,999,300	5.2%
11100 Santa Monica Blvd.
Suite 1500
Los Angeles, CA 90025
All directors and executive officers as a group (13
persons)	23,738,918	898,072	24,636,990	62.7%

*Less than one percent
(1)	David Stone and Michael W. Ferro, Sr., Suzi Ferro Clegg and Maria Morris, Michael W. Ferro, Jr.’s father and two sisters, have issued to Mr. Ferro, Jr. their proxy to vote the 1,773,665 shares of the Company’s Common Stock owned by them until expiration of the 360 day lock-up to which they are subject.

(2)	Includes 4,491,827 shares held by Insight Capital Partners III L.P., 1,004,820 shares held by Insight Capital Partners III—Coinvestors, L.P., 1,530,269 shares held by Insight Capital Partners (Cayman) III, L.P., and 95,238 shares held by WI Software Investors L.L.C. Insight Venture Associates III, L.L.C. is the general partner of each of Insight Capital Partners III, L.P., Insight Capital Partners III—Coinvestors, L.P., Insight Capital Partners (Cayman) III, L.P. and WI Software Investors L.L.C. Mr. Murdock, a director of the Company, is a partner of Insight Venture Associates III, L.L.C. Mr. Murdock disclaims beneficial ownership of the shares held by Insight Capital Partners III, L.P., Insight Capital Partners III—Coinvestors, L.P., Insight Capital Partners III—Coinvestors, LP. Insight Capital Partners (Cayman) III, L.P. and WI Software Investors L.L.C., except to the extent of his pecuniary interests therein arising from his membership interest in Insight Venture Associates III, L.L.C.

(3)	Includes 490,681 shares held by SI Venture Fund II, L.P. Mr. Fernandez, a former director of the Company, is a managing partner of SI Venture Fund II, L.P. Mr. Fernandez disclaims beneficial ownership of the shares held by SI Venture Fund II, L.P., except to the extent of his pecuniary interests therein arising from his membership interest in SI Venture Fund II, L.P.

(4)	Includes the following shares held by the children of Dr. Michael Hammer: 500 shares held by Allison Hammer; 500 shares held by Dana Hammer; 500 shares held by David Hammer; and 500 shares held by Jessica Hammer.

(5)	Includes 818,226 shares held by AC Ventures B.V., an affiliate of Accenture, LLP. Also includes a warrant to purchase 81,822 shares exercisable within 60 days of April 2, 2001, representing 10% of the shares underlying a warrant for 818,226 granted to Accenture, LLP. Mr. Hartemayer, a director of the Company, is a partner of Accenture, LLP. Mr. Hartemayer disclaims beneficial ownership of the shares or warrant held by Accenture, LLP, except to the extent of his pecuniary interests therein arising from his partnership interest in Accenture, LLP.

(6)	The shares beneficially owned by Compaq Computer Corporation are held of record by CPQ Holdings, Inc., a wholly-owned subsidiary of Compaq Computer Corporation.

(7)	As of December 29, 2000, according to a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2001, by Capital Group International, Inc. (‘‘CGI’’), the Common Stock reported herein is beneficially owned by CGI and its subsidiary, Capital Guardian Trust Company (the ‘‘Trust’’). CGI and its subsidiary have sole voting power over 1,518,300 shares of Common Stock. CGI and Trust disclaim beneficial ownership of the shares of the Company’s Common Stock reported herein.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and holders of more than 10% of the Company’s Common Stock to file with the SEC reports regarding their ownership and changes in ownership of the Company’s Common Stock. During the 2000 fiscal year, certain of the Company’s officers, directors and 10% shareholders did not comply with all Section 16(a) filing requirements. Peter N. Larson, a director of the Company, filed his Form 5 for fiscal year 2000 late. Emmanuel A. Kampouris, a director of the Company, filed his Form 5 for fiscal year 2000 late, in which he reported one purchase of shares of Common Stock which should have been reported earlier on Form 4. Jerry Murdock, a director of the Company, filed his Form 5 for fiscal year 2000 late. Manuel A. Fernandez, a former director of the Company, filed his Form 5 for fiscal year 2000 late, in which he reported one purchase of shares of Common Stock which should have been reported earlier on Form 3. Dr. Michael Hammer, a director of the Company, filed his Form 5 for fiscal year 2000 late, in which he reported one purchase of shares of Common Stock by each of his four children and himself, which should each have been reported earlier on Form 4. Leslie D. Shroyer, a director of the Company, filed his Form 5 for fiscal year 2000 late. Edwina D. Woodbury, a director of the Company, filed her Form 5 for fiscal year 2000 late, in which she reported one purchase of shares of Common Stock which should have been reported on Form 4. Gregg G. Hartemayer, a director of the Company, filed his Form 5 for fiscal year 2000 late. In making this statement, the Company has relied on the written representations of its directors and officers.

EXECUTIVE COMPENSATION

     The following table sets forth certain compensation information with respect to services rendered to the Company by its Chief Executive Officer and its four other executive officers whose combined salary and bonus exceeded $100,000 in the fiscal year ended December 31, 2000 (collectively, the ‘‘Named Executive Officers’’). All information set forth in this table reflects compensation earned by these individuals for services with the Company for the fiscal years ended December 31, 2000 and 1999.

Summary Compensation Table

					Long Term Compensation
	Annual Compensation

Name	Year		Salary($)	Bonus	Securities Underlying Options	All Other Compensation(2)

Michael W. Ferro, Jr.	2000		$192,308	$119,032	—	$44,666
Chairman of the Board	1999		201,923	131,233	—	—
and Chief Executive Officer
Robert J. Markese	2000		$250,000	$175,000	—	—
President	1999	(1)	144,231	—	1,140,000	—
Randy A. Gray	2000	(1)	$195,192	$250,000	400,000	—
Chief Operating Officer and Managing
Director
Patricia Plante	2000		$194,615	$70,000	25,000	—
Senior Vice President—Professional	1999	(1)	30,000	20,000	100,000	$10,000
Services
Rebecca Maskey	2000		$170,000	$42,000	—	—
Executive Vice President,	1999	(1)	49,583	14,000	360,000	—
Chief Financial Officer and Treasurer

(1)	Partial year of employment.
(2)	Includes cost of car and parking allowance and other personal living allowances reimbursed by the Company.

Option Grants In Last Fiscal Year

     The following table sets forth all grants of options to acquire shares of the Company’s Common Stock granted to the Named Executive Officers for the fiscal year ended December 31, 2000.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3) 0% 5% 10%

Name	Number of Securities Underlying Options Granted (1)	% of Total Options Employees in Granted to Fiscal Year (2)	Exercise Price	Expiration Date

Michael W. Ferro, Jr	—	—	—	—	—	—	—
Robert J. Markese	—	—	—	—	—	—	—
Randy A. Gray	400,000	14%	$5.25	2/17/10	$1,500,000	$3,764,021	$7,237,473
Patricia Plante	25,000	1%	$10.00	3/8/10	—	157,224	398,436
Rebecca S. Maskey	—	—	—	—	—	—	—

(1)	Of the 400,000 options granted to Mr. Gray, 140,000 options vested on a monthly basis through December 31, 2000, 100,000 options vested on March 1, 2001 and 80,000 options will vest on March 1, 2002 and February 28, 2003, respectively. The options granted to Ms. Plante vest ratably over four years.
(2)	Based on an aggregate of 2,928,000 options granted to employees in fiscal year.
(3)	Potential realizable values are net of exercise price before taxes, and are based on the assumption that the Company’s Common Stock appreciates at the annual rate shown compounded annually from the date of grant until the expiration of the ten-year term. These numbers are calculated based on SEC requirements and do not reflect the Company’s projections or estimates of future stock price growth.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values

     The following table sets forth the aggregate options granted to the Named Executive Officers to purchase the Company’s Common Stock in the fiscal year ended December 31, 2000.

			Number of Securities Underlying Options at December 31, 2000		Value of Unexercised In-the- Money Options at December 31, 2000(1)
Name	Shares Acquired on Exercise	Value Realized	Vested	Unvested	Vested	Unvested

Michael W. Ferro, Jr	—	—	—	—	—	—
Robert J. Markese	—	—	380,000	760,000	$7,495,500	$14,991,000
Randy A. Gray	—	—	150,000	260,000	2,349,750	3,997,500
Patricia Plante	—	—	25,000	100,000	493,125	1,751,250
Rebecca S. Maskey	—	—	90,000	270,000	1,775,250	5,325,750

(1)	Values have been calculated using the closing price of the Company’s Common Stock of $20.875 on December 29, 2000, the last trading day of 2000, as reported on the Nasdaq National Market.

EMPLOYMENT AGREEMENTS

     Michael W. Ferro, Jr. The Company is a party to an amended and restated employment agreement with Michael W. Ferro, Jr., dated July 9, 1999. The initial term of the agreement is until December 31, 2002 and will automatically be extended for successive one-year terms, unless Mr. Ferro or the Company provides at least thirty days prior notice of termination. Under the agreement, the Company is obligated to pay Mr. Ferro an annual salary of $250,000 plus annual discretionary bonuses. In the event Mr. Ferro’s employment is terminated without cause, he would continue to receive his salary and employee benefits for twenty-four months after termination, and he would receive the earned portion of any discretionary bonuses. Mr. Ferro has agreed to assign to the Company all inventions currently used by the Company and related to its business as currently conducted in the manner now used and all inventions conceived by Mr. Ferro during the term of this agreement to the extent that such inventions are related to the Company’s business. Mr. Ferro has agreed not to compete with the Company for a period of twenty-four months following the cessation of his employment.

     Randy A. Gray. The Company is a party to an employment agreement with Randy A. Gray dated as of February 17, 2000. The term of the agreement is three years. Under the agreement, the Company is obligated to pay Mr. Gray an annual salary of $250,000 plus an annual bonus of up to 100% of his annual salary based upon achievement of specified organizational and personal management objectives. Mr. Gray has also been granted an option to purchase 400,000 shares of the Company’s Common Stock at an exercise price of $5.25 per share. Of the 400,000 options, options to purchase 140,000 shares of the Company’s Common Stock vested on a monthly basis through December 31, 2000, 100,000 options vested on March 1, 2001, and 80,000 options will vest on March 1, 2002 and February 28, 2003, respectively. In the event that Mr. Gray’s employment is terminated without cause, he would continue to receive his salary for eighteen months, his employment benefits until February 28, 2003, and he would receive the earned portion of any annual incentive bonus and retain all options granted to him under the employment agreement, which options would all immediately vest upon such termination. Mr. Gray has agreed not to compete with the Company for a period of twenty-four months following the cessation of his employment.

     Robert J. Markese. The Company is a party to an employment agreement with Robert J. Markese, dated June 1, 1999. The term of the agreement is three years and seven months. Under the agreement, the Company is obligated to pay Mr. Markese an annual salary of $250,000 plus annual discretionary bonuses. Mr. Markese has also been granted an option to purchase 1,140,000 shares of the Company’s Common Stock at an exercise price of $1.15 per share. One-third of these options vested on December 31, 2000, one-third vest on December 31, 2001 and one-third vest on December 31, 2002. In the event Mr. Markese’s employment is terminated without cause, he would continue to receive his salary for twelve months or until December 31, 2002, whichever is shorter, and employee benefits until December 31, 2002, and he would receive the earned portion of any discretionary bonuses and retain all options that are vested or that would vest within twelve months of the termination date in the absence of termination. Mr. Markese has agreed not to compete with the Company for a period of twenty-four months following the cessation of his employment.

     Rebecca S. Maskey. Under the terms of a letter agreement between the Company and Rebecca S. Maskey, dated September 15, 1999, Ms. Maskey is employed at an annual salary of $170,000 plus an annual bonus equal to 25% of her annual salary, based upon achievement of certain performance goals. Ms. Maskey was granted an option to purchase 360,000 shares of the Company’s Common Stock (as adjusted for stock-splits) at an exercise price of $1.15 per share, vesting ratably over four years. In the event Ms. Maksey’s employment is terminated without cause, she will receive a one-time severance payment equal to twelve months of her then current annual salary.

     In the event of a ‘‘change in control’’ of the Company, all options held by Messrs. Markese and Gray and Ms. Maskey will vest immediately.

THE COMPENSATION COMMITTEE OF THE BOARD ON EXECUTIVE COMPENSATION

     The Company’s executive compensation program is administered by the Compensation Committee. The Compensation Committee currently consists of Jerry Murdock, Leslie D. Shroyer and, as of April 2, 2001, Gregg G. Hartemayer, none of whom are employees of the Company. Manuel A. Fernandez was the chairperson of the Compensation Committee prior to his resignation from the Board of Directors on April 16, 2001. The Compensation Committee is responsible for approving and reporting to the Board on all elements of compensation for the elected corporate officers and for administering the Company’s stock option plans. The Compensation Committee has furnished the following report on executive compensation for fiscal year 2000 although the Compensation Committee did not meet in 2000 since no changes to compensation were made following the formation of the Compensation Committee.

General Compensation Philosophy

     The goal of the executive compensation program is to provide a total compensation package composed of (i) base salary; (ii) annual incentives; (iii) equity incentives; and (iv) benefits. The total package is designed to attract and retain officers, motivate them to contribute to the Company’s success and reward them for their performance. The compensation program is also intended to link a portion of each executive officer’s compensation to the performance of both the Company and the individual executive officer. The Compensation Committee will apply these principles to determine annual compensation for the executive officers of the Company, but will not assign any specific weighting or apply any formula to these factors.

Base Salary

     Base salary levels of executive officers were established prior to the formation of the Compensation Committee. In determining future base salaries, both quantitative and qualitative factors relating to corporate and individual performance will be examined. In many instances, qualitative factors will involve a subjective assessment by the Compensation Committee. The Compensation Committee will consider a mix of factors and evaluate individual performance against that mix in both absolute terms and in relation to that of our executives’ peers.

Annual Incentives

     The Company maintains an annual cash incentive bonus program to reward executive officers and other key employees for attaining performance goals. These goals are based primarily on company-wide performance targets, but significant weight is also given to individual performance, especially for senior management.

Equity Incentives

     In 2000, the Company granted options to purchase Common Stock which in the aggregate represented rights to purchase 425,000 shares of the Company’s Common Stock under the Company’s stock option plans to executive officers. The Company determines the number of options granted to executive officers by evaluating each officer’s job responsibilities, past performance, expected future contributions, existing stock and unvested option holdings and potential reward to the executive officer if the stock price appreciates in the public market. Option grants may also be made to new executive officers upon commencement of employment and, on occasion, to executive officers in connection with a significant change in job responsibility. The Company believes that these stock option grants will more closely align the long-term interests of senior management with those of the Company’s shareholders and assist in retention of key executives.

Benefits

     In 2000, the Company offered benefits to its executive officers that were substantially similar to those offered to all of the employees of the Company. These benefits included a 401(k) plan; medical and dental insurance; and life and disability insurance.

Compensation for The Chief Executive Officer

     In 2000, Michael W. Ferro, Jr. served as the Company’s Chief Executive Officer. Under his employment agreement, Mr. Ferro was entitled to receive a salary of $250,000 for fiscal year 2000. However, recognizing the competitive marketplace that the Company operated in, he elected to forego his salary effective September 2000 and received $192,308 for fiscal year 2000. Mr. Ferro also received an annual bonus of $119,032 in 2000. No options were granted to Mr. Ferro in 2000. Mr. Ferro’s compensation, as provided in his employment agreement, was established prior to the formation of the Compensation Committee. Pursuant to his employment agreement, Mr. Ferro is eligible to earn an annual cash bonus equal to 50% of his annual salary. Mr. Ferro’s annual bonus is based upon the achievement of financial goals and specified organizational and personal management objectives.

Submitted by the Compensation Committee
of the Board of Directors

                Gregg G. Hartemayer
                Jerry Murdock
                Leslie D. Shroyer

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee are set forth in the preceding section. There are no members of the Compensation Committee who were officers or employees of the Company or any of its subsidiaries during the 2000 fiscal year or formerly officers of the Company or any of its subsidiaries.

     The Company entered into a consulting agreement dated April 1, 2000, with Leslie D. Shroyer to provide consulting services to the Company in areas including marketing, product development and business development. As compensation for his services, the Company granted Mr. Shroyer options to purchase 10,000 shares of the Common Stock at an exercise price equal to $5.25 per share. The options vested on the date of the grant.

AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed the Company’s audited consolidated financial statements and discussed such statements with management and with KPMG LLP, the Company’s independent auditors during the 2000 fiscal year. The Audit Committee has discussed with KPMG LLP, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards AU §380).

     The Audit Committee received from KPMG LLP the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with KPMG LLP that firm’s independence. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and be filed with the Securities and Exchange Commission.

     Each of the Audit Committee members was an ‘‘independent’’ director within the meaning of ‘‘independent,’’ as defined by the Nasdaq National Market. The Board adopted an amended and restated written charter for the Audit Committee on April 2, 2001, which is attached to this proxy statement as Appendix A. The Audit Committee met three times during the 2000 fiscal year.

Submitted by the Audit Committee
of the Board of Directors

                 Edwina D. Woodbury (Chairperson)
                 Peter N. Larson
                 Emmanuel A. Kampouris

Audit Fees

     The aggregate fees billed (or expected to be billed) for professional services rendered by KPMG LLP for the audit of the Company’s financial statements for fiscal year 2000 and the reviews by KPMG LLP of the consolidated financial statements included in the Company’s Forms 10-Q for fiscal year 2000 were $150,000.

All Other Fees

     KPMG LLP did not provide the Company with any financial information systems design and implementation services in fiscal year 2000. The aggregate fees billed (or expected to be billed) for services rendered by the independent auditor to the Company and not otherwise described under Audit Fees for fiscal year 2000 were $578,559, of which approximately $450,000 related to the Company’s initial public offering.

     The Audit Committee has determined that the independent auditors’ provision of the non-audit services described above is compatible with maintaining the independent auditors’ independence.

RELATED PARTY TRANSACTIONS

Transactions With Executive Officers, Directors and Significant Shareholders

     In January 2000, Michael W. Ferro, Jr., his father Michael Ferro, Sr. and his sisters Suzi Ferro Clegg and Maria Morris, together with several other shareholders, sold an aggregate of 3,587,405 shares of the Company’s Common Stock at a price per share of $5.25 per share, for aggregate consideration of $18,833,875 to a number of investors and the following directors: Peter N. Larson, Emmanuel A. Kampouris, Leslie D. Shroyer and Dr. Michael Hammer. None of these directors had been elected to the Company’s Board of Directors at the time of their purchase of Common Stock.

     In April 2000, the Company entered into a transaction with Andersen Consulting, LLP, now known as Accenture, LLP, which provided for joint marketing and promotion of the Company’s products and integration services and Accenture’s services. To incentivize Accenture, the Company issued Accenture a warrant to purchase up to 818,226 shares of the Company’s Common Stock at an exercise price of $12.22 per share. In addition, AC Venture B.V., an affiliate of Accenture purchased from Michael W. Ferro, Jr., his father Michael Ferro, Sr. his sister Maria Morris, and four other shareholders, an aggregate of 818,226 shares of the Company’s Common Stock at a price of $12.22 per share, for aggregate consideration of $10 million. Gregg G. Hartemayer, a director of the Company, is a partner of Accenture. Mr. Hartemayer was not a member of the Company’s Board of Directors at the time of the transaction. In addition, during fiscal year 2000, the Company has made payments of $1,369,000 in the aggregate for consulting and other services to Accenture.

     Michael W. Ferro, Jr. is also the founder and majority stockholder of WarrantyCheck.com (‘‘WarrantyCheck’’). Revenue from WarrantyCheck for the year ended December 31, 2000 was approximately $5,000. During 2000, the Company also sub-let office space to WarrantyCheck. Rental income received by the Company from WarrantyCheck totaled $78,000.

     In addition, on April 1, 2000, the Company entered into a consulting agreement with Leslie D. Shroyer to provide consulting services to the Company in areas including marketing, product development and business development. As compensation for his services, the Company granted Mr. Shroyer options to purchase 10,000 shares of the Company’s Common Stock at an exercise price of $5.25 per share. The options vested on the date of the grant. For the year ended December 31, 2000, the Company earned $1,585,000 in revenue from Motorola. Mr. Shroyer, who became a director of the Company in February, 2000, was a senior vice president and chief information officer of Motorola until January 2000.

     The Company has participated in several seminars sponsored by Hammer and Company, Inc. and has paid Hammer and Company an aggregate of $183,000 in fiscal year 2000 for sponsorship of seminars and attendees at such seminars. Dr. Michael Hammer, a director of the Company, is the President and Founder of Hammer and Company.

STOCK PRICE PERFORMANCE GRAPH

     The graph below shows the one-year cumulative total shareholder return assuming an investment of $100 (and the reinvestment of any dividends, if any, thereafter) beginning on June 27, 2000, the first trading day of the Company’s Common Stock and ending on December 29, 2000, the last trading day of fiscal year 2000, in each of the Company’s Common Stock, the Nasdaq Composite Index, and the Standard and Poor’s (‘‘S&P’’) Computer Software and Services Index. The Company’s Common Stock price performance shown in the following graph is not indicative of future stock price performance.

[GRAPH]

                  The actual returns shown on the graph above are as follows:

	Initial Investment on June 27, 2000	Value of Investment on December 29, 2000

Click Commerce, Inc.	$100.00	$118.44
Nasdaq Composite Index	100.00	64.02
S&P Computer Software and Services Index	100.00	61.03

     The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000, is available without charge to each shareholder, on such shareholder’s written request to Investor Relations at the Company’s address indicated on the Notice of Annual Meeting of Shareholders on the first page of this Proxy Statement.

Shareholder Proposals

     Shareholders may submit proposals for consideration at future annual shareholder meetings, including director nominations.

     Shareholder Proposals. In order for a shareholder proposal or director nomination to be considered for inclusion in the Company’s proxy statement and form of proxy for next year’s annual meeting, the written

APPENDIX A
AUDIT COMMITTEE CHARTER

CLICK COMMERCE, INC.
AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

I. COMMITTEE PURPOSES

     The essential functions of the Audit Committee (the ‘‘Committee’’) in assisting the Board of Directors in fulfilling its oversight responsibilities are to review (a) the Corporation’s financial reporting process and financial information systems; the Corporation’s systems of internal controls regarding finance, accounting, internal audit, legal compliance and ethics that the Corporation’s management and the Board have established; and the Corporation’s auditing, accounting and financial reporting processes generally, (b) the procedures of the Corporation and its subsidiaries regarding the appointment of the independent public accountants, and the scope of and fees for their audits, and (c) any and all related party agreements and arrangements between the Corporation and its affiliates and any disputes that may arise thereunder. The Committee’s primary duties and responsibilities are to:

  Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system.
  Monitor the independence and performance of the Corporation’s independent accountants.
  Provide an open avenue of communication among the independent accountants, the Corporation’s financial and senior management, and the Board of Directors.
  Review and appraise the fairness of related party transactions.

II. COMPOSITION

     The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be an Independent Director, as described in Section V of this Charter, and otherwise free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgement as a member of the Committee.

     All members of the Committee shall have a working familiarity with basic finance and accounting practices including the ability to read and understand fundamental financial statements, including the balance sheet, income statement, and statement of cash flows.

     At least one member of the Committee shall have accounting or related financial expertise. Financial expertise includes past employment experience in finance, banking, or accounting; requisite professional certification in accounting; or prior comparable experience, such as being or having been charged with financial oversight responsibilities, which results in the member’s financial sophistication.

     The Members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. The members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee, or at least its Chair, should meet with the independent accountants and management quarterly to review the Corporation’s financials as described in Section IV.4, below.

IV. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Committee shall:

A:	Documents/Reports Review

	1	.	Review this Charter at least annually for adequacy and update its provisions, as conditions dictate.

	2	.	Review the Corporation’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the independent accountants.

	3	.	Review the reports to the Corporation’s management prepared by the Corporation’s auditors and management’s response to such reports.

	4	.	Review with the Corporation’s financial management and the independent accountants any regular report to the Securities and Exchange Commission, containing any report on the Corporation’s financial statements, prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

B:	Independent Accountants

	5	.	Recommend to the Board on the nomination of the independent accountants for the Corporation stockholders’ approval, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. The Committee is to require the independent accountants to submit to the Committee on a periodic basis a formal written statement delineating all relationships between the independent accountant and the Corporation. On an annual basis, the Committee is to review and discuss with the independent accountants all relationships the accountants have with the Corporation that might affect the independent accountants’ objectivity and independence. The Committee shall recommend to the Board any action to take to ensure the independence of the independent accountant. The Committee is to advise the independent accountant that the independent accountant is ultimately accountable to the Board and the Committee, as representatives of the stockholders of the Corporation.

	6	.	Review, evaluate and report to the Board on the performance of the independent accountants, and when circumstances warrant, any proposed discharge of the independent accountants.

	7	.	Periodically consult with the independent accountants out of the presence of the Corporation’s management about internal controls and the completeness and accuracy of the financial statements.

	8	.	Review that independent auditors’ audit plan, including scope, staffing, reliance upon management and general audit approach.

	9	.	Prior to releasing year-end earnings, discuss the results of the audit with the independent auditors.

Financial Reporting Process

	10	.	In consultation with the independent accountants, review the integrity of the Corporation’s financial reporting processes, both internal and external.

	11	.	Consider the independent accountant’s judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

	12	.	Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent accountants or management.

C:	Process Improvement

	13	.	Establish regular and separate systems of reporting to the Committee by each of management and the independent accountants regarding any significant judgments made in Corporation management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

	14	.	Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

	15	.	Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

	16	.	Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. This review should be conducted at an appropriate of time subsequent to implementation of changes or improvements, as decided by the Committee.

D:	Ethical and Legal Compliance

	17	.	Review and periodically update the Corporation’s Code of Employee Professional Conduct and
confirm that the Corporation’s management has established a system to monitor and enforce this
Code.

	18	.	Confirm that the Corporation’s management has the proper review system in place to ensure that the Corporation’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

	19	.	Review activities, organizational structure, and qualifications of financial management.

	20	.	Review, with the Corporation’s counsel, legal compliance matters.

	21	.	Review with the Corporation’s counsel any legal matter that the Committee understands could have a significant impact on the Corporation’s financial statements.

	22	.	Conduct or authorize investigations into matters within the Committee’s scope of responsibilities.
The Committee is authorized to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

	23	.	Perform any other activities, consistent with this Charter, the Corporation’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

Related Party Transactions

	24	.	Review for fairness to the Corporation and its subsidiaries, as applicable, all proposed transactions or other arrangements between any affiliated or related party and either or both the Corporation and its subsidiaries.

	25	.	Annually review a summary of director and officer related party transactions and potential conflicts of interest.

	26	.	Review and make recommendations to the Board regarding any dispute between any affiliated or related party and either or both the Corporation and its subsidiaries.

Limitation of Responsibility

	27	.	While the Audit Committee has the responsibilities and powers provided by this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountant. Similarly, it is not the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountant, or to assure compliance with laws, regulations or any the Corporation’s Code of Professional Conduct.

V. INDEPENDENCE OF DIRECTORS

28.	For purposes of this Charter, a director is deemed to be an Independent Director according to the following requirements:
	•	A director who is an employee (including non-employee executive officers) of the Corporation, its subsidiaries, or any of its affiliates may not serve on the Committee until three years following termination of employment. ‘‘Affiliate’’ includes a subsidiary, sibling company, predecessor, parent company, or former parent company.
	•	A director who is a partner, controlling shareholder, or executive officer of a for profit business organization to which the Corporation made, or from which the Corporation received, payments (other than those arising solely from investment’s in the Corporation’s securities) that exceed 5% of the Corporation’s or business organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years is not considered to be independent ‘‘Business relationships’’ can include commercial, industrial, banking, consulting, legal, accounting, and other relationships. A director can have this relationship directly with the company, or the director can be a partner, officer, or employee of an organization that has such a relationship.
	•	A director who is determined not to be independent may serve on the Committee only if the Board of Directors determines in its business judgment that it is in the best interests of the Corporation for such person to serve on the Committee and the relationship does not interfere with the director’s exercise of independent judgment.
	•	A director who is employed as an executive of another corporation where any of the Corporation’s executives serves on that corporation’s compensation committee may not serve on the Committee.
VI. OTHER	•

A director who is an immediate family member of an individual who is, or who was during the preceding three years was, an executive officer of the Corporation or any of its affiliates may not serve on the Committee. ‘‘Immediate family’’ includes a person’s spouse, parent, children, siblings, in-laws and anyone (other than employees) who shares such person’s home.

	29.	Annually prepare a report to shareholders for inclusion in the Corporation’s annual proxy statement, as required by Securities and Exchange Commission regulations.

PROXY	CLICK COMMERCE, INC.	PROXY
200 East Randolph Drive, Suite 4900, Chicago, Illinois 60611

Proxy for Annual Meeting of Shareholders
Solicited on Behalf of the Board of Directors

      The undersigned shareholder of Click Commerce, Inc., a Delaware corporation (the "Company"), hereby appoints MICHAEL W. FERRO, JR. and REBECCA S. MASKEY, or either of them, with full power of substitution in each of them, to attend the 2001 Annual Meeting of Shareholders of the Company (the "Meeting") to be held on May 16, 2001, at 9:00 A.M., Central Daylight Time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Meeting and otherwise to represent the undersigned at the Meeting with all powers possessed by the undersigned if personally present at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to the Meeting.

     The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side hereof. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "for" each of the nominees for director as described in the Proxy Statement and "for" the ratification of the appointment of KPMG LLP as the Company's independent auditors, and in the discretion of the proxy holder on any other matter that may properly come before the Meeting or any adjournment or postponement thereof.

COMMENTS/ADDRESS CHANGE:
(Please mark comments/address change box on reverse side)

______________________________________________

______________________________________________

______________________________________________

(Continued and to be signed on reverse side.)

__________________________________________________________________________________________________________________________
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5855--Click Commerce, Inc.

CLICK COMMERCE, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY [X]

The Board of Directors recommends a vote FOR Proposal 1 and Proposal 2.

1.		ELECTION OF DIRECTORS--	For	Withhold	For All
	Nominees:	01-Peter N. Larson	All	All	Except
		02-Leslie D. Shroyer	[_]	[_]	[_]
03-Edwina D. Woodbury

(Instruction: To withhold authority
to vote for any individual nominee(s),
write the name of the nominee(s) in
the space provided below.)

2.		To ratify the appointment of KPMG LLP as	For	Against	Abstain
		the Company's independent auditors.	[_]	[_]	[_]

3.	Any other matter which may properly come before the Meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

I PLAN TO ATTEND THE MEETING.			[_]

COMMENTS/ADDRESS CHANGE
(Please mark this box if you have any written			[_]
comments/address change on the reverse side.
Date

Signatures(s)

Note: Please sign as name appears hereon. Joint owners should both sign. When signing as attorney, executor, administrator, guardian or officer, please give full title under signature. If this proxy is being submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer. If a partnership, please sign in the partnership name by an authorized person.

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YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND RETURN PROMPTLY
IN THE ENCLOSED ENVELOPE.

5855--Click Commerce, Inc.